AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2003

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-0835164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No)

1660 WYNKOOP STREET, SUITE 1000
DENVER, COLORADO 80202
(303) 573-1660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

STANLEY DEMPSEY
ROYAL GOLD, INC.
1660 WYNKOOP STREET, SUITE 1000
DENVER, COLORADO 80202
(303) 573-1660
(Name, address, including zip code, and telephone number,
area code, of agent for service)

With Copies To
Paul Hilton, Esq.
Hogan & Hartson L.L.P.
1200 Seventeenth Street, Suite 1500
Denver, Colorado 80202
(303) 899-7300

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Each Class Of	Amount To Be	Offering Price Per	Aggregate	Amount of
Securities To Be Registered	Registered (1)	Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $.01 per share	15,000,000	$20.28	$304,200,000	$24,609.78

(1)	The shares of common stock set forth in the Calculation of Registration Fee table, and which may be offered pursuant to this Registration Statement, include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”) such additional number of shares of the Registrant’s common stock that may become issuable as a result of any stock splits, stock dividends or similar event.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for the Registrant’s common stock as reported on the Nasdaq National Market on December 22, 2003.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 29, 2003

PROSPECTUS

ROYAL GOLD, INC.

15,000,000 SHARES OF COMMON STOCK

     This prospectus relates to 15,000,000 shares of common stock that may be offered and issued from time to time in connection with royalty acquisitions or acquisitions of other businesses, assets, properties or securities.

     The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We do not expect to receive any cash proceeds from the sale of shares of common stock issued pursuant to this prospectus. We may be required to provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

     We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933.

     We may also permit individuals or entities who have received or will receive shares of our common stock in connection with the acquisitions described above to use this prospectus to cover resales of those shares. See “Selling Stockholders” for the identity of any such individuals or entities.

     Royal Gold’s common stock is traded on the Nasdaq National Market under the symbol “RGLD.” On December 22, 2003, the reported last sale price of our common stock on the Nasdaq National Market was $20.05 per share. Our common stock is also traded on The Toronto Stock Exchange under the symbol “RGL.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5.

     Neither the Securities and Exchange Commission nor state securities regulators have approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________, 2003.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
INCORPORATION BY REFERENCE
SUMMARY
RISK FACTORS
USE OF PROCEEDS
DISTRIBUTION OF SECURITIES
SELLING STOCKHOLDERS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II
ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
ITEM 22. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion/Consent of Hogan & Hartson, L.L.P.
EX-23.1 Consent of PricewaterhouseCoopers LLP

     In this prospectus, we use the terms “Royal Gold,” “the Company,” “we,” “us” and “our” to refer to Royal Gold, Inc. and its subsidiaries.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents incorporated herein by reference contain certain forward-looking statements and information relating to us that are based on our beliefs and assumptions as well as information currently available to management. Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the SEC or otherwise. The words “believe,” “estimate,” “expect,” “anticipate,” and “project” and similar expressions are intended to identify forward-looking statements, which speak only as of the date the statement is made. These statements are included or incorporated by reference in this prospectus. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements may include, but are not limited to, information regarding projected cash flows, reserves, mineralization, settlement of the Casmalia matter, planned levels of expenditures, and our belief that future growth will more likely occur as a result of acquisitions, rather than from exploration, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Statements in this prospectus, including those set forth in “Risk Factors,” describe factors, among others, that could contribute to or cause such differences.

INCORPORATION BY REFERENCE

     The SEC allows us to “incorporate by reference” the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supercede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except current reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 9 or 12 of Form 8-K), until the offering of our securities under this registration statement is completed or withdrawn:

1. our Annual Report on Form 10-K for the fiscal year ended June 30, 2003, including those portions incorporated by reference therein of our definitive proxy material on Schedule 14A as filed with the SEC on October 14, 2003;

2. our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;

3. our Current Reports on Form 8-K filed on September 4, 2003 and December 1, 2003;

4. the description of our common stock contained in our Registration Statement on Form S-1 (Registration No. 2-84642).

5. the description of our Series A Junior Participating Preferred Stock issuable under our rights agreement, as contained in our registration statement on Form 8-A, filed September 12, 1997; and

6. all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except current reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 9 or 12 of Form 8-K) after the date of this prospectus and before the termination of the offering.

     We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Stockholder Relations, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, CO 80202, (303) 573-1660. To obtain timely delivery, you must request the information from us no later than five days before you must make your investment decision.

SUMMARY

     This summary highlights selected information about our company. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us you should read carefully this entire prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.

THE COMPANY

Royal Gold, Inc., together with its subsidiaries, is engaged in the business of acquisition and management of precious metals royalties.

Royal Gold seeks to acquire existing royalties or to finance projects that are in production or near production in exchange for royalty interests. We also explore and develop properties thought to contain precious metals and seek to obtain royalty and other carried ownership interests in these properties through the subsequent transfer of operating interests to other mining companies. We expect that substantially all of our revenues are and will be derived from royalty interests. We do not conduct mining operations. During the 2003 fiscal year, we focused on the acquisition of royalty interests, rather than the creation of royalty interests through exploration. We expect that this emphasis on acquisition and royalty financing, rather than exploration, will continue in the future.

Our principal mineral property interests are:

•	two sliding-scale gross smelter returns, or GSR, royalty interests;

•	one fixed GSR royalty interest; and

•	one net value royalty interest,

all relating to a mining complex known as the Pipeline Mining Complex, which includes the Pipeline and South Pipeline gold deposits, operated by the Cortez Joint Venture;

•	one 1.8% NSR royalty on the majority of the Leeville Project, which includes a portion of the Carlin East mine, operated by Newmont Mining Corporation; and

•	one 0.9% NSR royalty on the SJ Claims, which covers a portion of the Goldstrike mine operated by Barrick Gold Corporation.

Our other producing royalty interests include a 1.75 % NSR royalty interest covering a portion of the Bald Mountain mine, operated by Placer Dome U.S. Inc., and a 2% NSR royalty on a number of properties in Santa Cruz Province, Argentina, including the Martha mine, which is operated by Coeur d’Alene Mines Corporation.

In addition, as of December 1, 2003, we own interests in the following exploration stage properties:

•	A 5% NSR royalty interest on a portion of the Mule Canyon project, located in Lander County, Nevada.

•	A 14% net profits interest royalty on the Buckhorn South project, located in Eureka County, Nevada.

•	A 1% NSR royalty interest on the Long Valley gold project, located in eastern California.

•	A 1% carried working interest, equal to a 1% NSR royalty, on possible production of precious metals on an exploration property in Russia.

•	A 2% NSR royalty on a number of exploration properties in Santa Cruz Province, Argentina, currently under evaluation by a joint venture, which includes Yamana Gold, Inc., Compania de Minas Buenaventura S.A.A. and Mauricio Hochschild S.A.C.

•	Royalty interests on five non-operating exploration projects in Nevada.

In fiscal 2003, we generated royalty revenues of $13.9 million from the Pipeline Mining Complex, representing 88% of our total revenues. In addition, we generated royalty revenue of $0.4 million from the Leeville Project, $0.7 million from the SJ Claims, $0.7 million from the Bald Mountain mine, and $0.1 million from the Martha mine. The Leeville Project is an underground operation, currently under development by Newmont Mining Corporation. Newmont has announced its intention to initiate production at Leeville during the 4th quarter of calendar 2005. Current production on the Leeville Project ground is derived from the Carlin East deposit, also operated by Newmont.

Royal Gold also provides, through two wholly-owned subsidiaries, Denver Mining Finance Company and Environmental Strategies, Inc., financial, operational, and environmental consulting services to the mining industry and to companies serving the mining industry. During fiscal 2003, 2002 and 2001, we did not generate material income from consulting services.

Royal Gold was incorporated under the laws of the State of Delaware on January 5, 1981. Our executive offices are located at 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202, (303) 573-1660, and we maintain a web site at www.royalgold.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended June 30, 2003, which is incorporated by reference in this prospectus, which may be amended, supplemented or superceded from time to time by other reports we file with the SEC in the future. Additional risks, including those that relate to any particular securities that we will offer, will be included in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Our revenues are largely dependent on a single property.

In fiscal 2003, 88% of our revenues were derived from royalties from the Pipeline Mining Complex. We expect that revenue from our royalties on the Pipeline Mining Complex will continue to account for most of our revenues in the near future. Our success is therefore dependent on the extent to which the Pipeline Mining Complex continues to be successful, and on the extent to which we are able to acquire or create other royalty interests.

We own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are operated in our best interest.

All of our current revenue is derived from royalties on properties operated by third parties. The holder of a royalty interest typically has no executive authority regarding development or operation of a mineral property. Therefore, we are not in control of basic decisions regarding development or operation of any of the properties in which we hold a royalty interest, and we have limited or no legal rights to influence those decisions.

Our strategy of having others operate properties in which we retain a royalty or other passive interest puts us generally at risk to the decisions of others regarding all basic operating matters, including permitting, feasibility analysis, mine design and operation, processing, plant and equipment matters, and temporary or permanent suspension of operations, among others. These decisions may be motivated by the best interests of the operator rather than to maximize royalties. Although we attempt to secure contractual rights that will permit us to protect our interests, there can be no assurance that such rights will always be available or sufficient or that our efforts will be successful in achieving timely or favorable results or in affecting the operations of the properties in which we have royalty interests in ways that would be beneficial to our stockholders.

Decreases in prices of precious metals would reduce our royalty revenues.

The profitability of precious metals mining operations (and thus the value of our royalty interests and exploration properties) is directly related to the market price of precious metals. The market prices of various precious metals fluctuate widely and are affected by numerous factors beyond the control of any mining company. These factors include industrial and jewelry fabrication demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold sales and loans by central banks, forward sales by gold producers, global or regional political, economic or banking crises, and a number of other factors. If the market price of precious metals should drop, our royalty revenues would also drop. Our sliding-scale GSR1 royalty amplifies this. When the gold price falls below the steps in the sliding-scale GSR1 royalty, we receive a lower royalty rate on production. In addition, if gold prices drop dramatically, we might not be able to recover our investment in royalty interests or properties. The selection of a royalty investment or of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine, and can eliminate or have a material adverse impact on the value of royalty interests.

The volatility in gold prices is illustrated by the following table, which sets forth, for the periods indicated, the high and low prices in U.S. dollars per ounce of gold, based on the London PM fix.

	Gold Price Per Ounce ($)

Year	High	Low

1997	$367	$283
1998	313	273
1999	326	253
2000	313	264
2001	293	256
2002	349	278
January 1 – December 1, 2003	400	320

     We depend on the services of our Chairman, Chief Executive Officer and President and other key employees.

     We believe that our success depends on the continued service of our key executive management personnel. Currently, Stanley Dempsey is serving as chief executive officer and chairman of the board of directors, and Tony Jensen is serving as President. Loss of the services of Mr. Dempsey, Mr. Jensen or other key employees could jeopardize our ability to maintain our competitive position in the industry. We currently do not have key person life insurance for any of our officers or directors.

     We are subject to operational risks of the mining industry.

     Although we are not required to pay operating costs, our financial results are subject to all of the hazards and risks normally associated with developing and operating mining properties, both for the properties where we are exploring or indirectly for properties operated by others where we hold royalty interests. These risks include:

•	insufficient ore reserves,

•	fluctuations in production costs that may make mining of ore uneconomic;

•	declines in the price of gold; significant environmental and other regulatory restrictions;

•	labor disputes;

•	geological problems;

•	pit walls or tailings dam failures;

•	natural catastrophes such as floods or earthquakes; and

•	the risk of injury to persons, property or the environment.

Operating cost increases can have a negative effect on the value of and income from our royalty interests, and may cause an operator to curtail, delay or close operations at a mine site.

Estimates of reserves and mineralization by the operators of mines in which we have royalty interests may be incorrect.

There are numerous uncertainties inherent in estimating proven and probable reserves and mineralization, including many factors beyond our control or that of the operators of mineral properties in which we have a royalty interest. Reserve estimates on our royalty interests are prepared by the operators of the mining properties, and we do not participate in the preparation of such reports. The estimation of reserves and of other mineralization is a subjective process and the accuracy of any such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, metallurgical testing and production, and the evaluation of mine plans subsequent to the date of any estimate may cause revision of such estimates. The volume and grade of reserves recovered and rates of production may be less than anticipated. Assumptions about prices are subject to great uncertainty and gold prices have fluctuated widely in the past. Declines in the market price of gold or other precious metals also may render reserves or mineralization containing relatively lower grades of ore uneconomic to exploit. Changes in operating and capital costs and other factors including short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades may materially and adversely affect reserves.

We may be unable to acquire additional royalty interests.

Our future success depends upon our ability to acquire royalty interests to replace depleting reserves and to diversify our royalty portfolio. We anticipate that most of our revenues will be derived from royalty interests that we acquire, rather than through exploration and development of properties. In addition, we face competition in the acquisition of royalty interests. If we are unable to successfully acquire additional royalties, the reserves on properties currently covered by our royalties will decline as reserves are mined.

Anticipated federal legislation could decrease our royalty revenues.

In recent years, the U.S. Congress has considered a number of proposed major revisions of the General Mining Law, which governs the creation and possession of mining claims and related activities on federal public lands in the United States. It is possible that another bill may be introduced in the Congress and it is possible that a new law could be enacted. If and when a new mining law is enacted, it might impose a royalty upon production of minerals from federal lands and might contain new requirements for mined land reclamation, and similar environmental control and reclamation measures. It remains unclear to what extent new legislation may affect existing mining claims or operations, but it could raise the cost of mining operations, perhaps materially affecting operators and our royalty revenue. The effect of any revision of the General Mining Law on royalty interests in the United States cannot be determined conclusively until such revision, if any, is enacted. If a royalty, assessment, production tax or other levy imposed on and measured by production is charged to the operator at the Pipeline Mining Complex, the amount of that charge would be deducted from gross proceeds for calculation of our two sliding scale GSR royalties. The majority of our interests are on public lands.

The mining industry is subject to significant environmental risks.

Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations in the United States and abroad intended to ensure the protection of the environment are constantly changing and are generally becoming more restrictive and costly. Insurance against environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to the companies within the mining industry, such as the operators of the mines in which we hold a royalty interest, at a reasonable price. If an operator is forced to incur significant costs to comply with environmental regulations or becomes subject to environmental restrictions that limit its ability to continue or expand operations, it could reduce our royalty revenues. To the extent that we become subject to environmental liabilities for the time period during which we were operating properties, the satisfaction of any liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition and results of operations.

We have recently settled a claim by the U.S. Environmental Protection Agency against Royal Gold, along with 92 other potentially responsible parties, known as PRPs. The EPA’s allegation was based on the disposal of allegedly hazardous petroleum exploration wastes at the Casmalia Resources Hazardous Waste Site by our predecessor, Royal Resources, Inc., during 1983 and 1984. Although we do not currently expect to incur additional costs in connection with this claim, the State of California has notified us and the other parties who participated in the settlement that it will seek to recover response costs. We do not know and cannot predict the amount of the estimated costs the State would seek to recover but, if we are compelled to pay a large sum, it could materially adversely affect our operations. If the State agrees to a volumetric allocation among the parties, our portion of the liability would be 0.438% of any settlement amount.

If title to properties are not properly maintained by the operators, our royalty revenues may be decreased.

The validity of unpatented mining claims, which constitute a significant portion of the properties on which we hold royalties in the United States, is often uncertain, and such validity is always subject to contest. Unpatented mining claims are generally considered subject to greater title risk than patented mining claims, or real property interests that are owned in fee simple.

Foreign operations are subject to many risks.

Our foreign activities are subject to the risks normally associated with conducting business in foreign countries, including exchange controls and currency fluctuations, limitations on repatriation of earnings, foreign taxation, foreign environmental laws and enforcement, expropriation or nationalization of property, labor practices and disputes, and uncertain political and economic environments, as well as risks of war and civil disturbances, or other risks that could cause exploration or development difficulties or stoppages, restrict the movement of funds or result in the deprivation or loss of contract rights or the taking of property by nationalization or expropriation, without fair compensation. Exploration licenses granted by some foreign counties do not include the right to mine. Each country has discretion in determining whether to grant a license to mine. If an operator cannot secure a mining license following exploration of a property, the value of our royalty interest would be negatively affected. Foreign operations could also be adversely impacted by laws and policies of the United States affecting foreign trade, investment and taxation. We currently have interests in projects in Greece, Bulgaria, Argentina, and Russia. We also pursue precious metal royalty acquisitions or development opportunities in other parts of the world, including Canada, Australia, other Republics of the former Soviet Union, Asia, Africa and South America.

Our stock price may continue to be volatile and could decline.

The market price of our common stock has fluctuated and may decline in the future. The high and low closing sale prices of our common stock were $15.48 and $4.00 in fiscal year 2002, and $28.42 and $10.04 in fiscal year 2003. The high and low closing sale prices for the period from July 1, 2003 to December 22, 2003, were $24.64 and $18.21. The market price of our common stock has fluctuated widely and has been affected by many factors that are beyond our control, including:

•	market prices of gold;

•	interest rates;

•	expectations regarding inflation;

•	ability of operators to produce precious metals and develop new reserves;

•	currency values;

•	general stock market conditions; and

•	global and regional political and economic conditions, and many other factors.

We may change our dividend policy.

We have declared a cash dividend on our common stock for each fiscal year beginning in fiscal 2000. Our board of directors has discretion in determining whether to declare a dividend based on a number of factors, including prevailing gold prices, economic market conditions and funding requirements for future opportunities or operations. If our board of directors declines to declare dividends in the future, or reduces the current dividend level, our stock price could fall, and the success of an investment in our common stock would depend solely upon any future stock price appreciation in value.

Certain anti-takeover provisions could delay or prevent a third party from acquiring us.

Provisions in our Certificate of Incorporation may make it more difficult for third parties to acquire control of Royal Gold or to remove management. Some of these provisions:

•	Permit the board of directors to issue preferred stock that has rights senior to the common stock without shareholder approval;

•	Provide for three classes of directors serving staggered, three-year terms.

We are also subject to the business combination provisions of Delaware law that could delay, deter or prevent a change in control. In addition, we have adopted a Stockholder’s Rights Plan that imposes significant penalties upon a person or group that acquires 15% or more of our outstanding common stock without the approval of the board of directors. Any of these measures could prevent a third party from pursuing an acquisition of our company, even if shareholders believe the acquisition is in their best interests.

USE OF PROCEEDS

     We will be offering and issuing our common stock from time to time in connection with royalty acquisitions or acquisition of other businesses, assets, properties or securities. We will not receive any cash proceeds from these offerings.

DISTRIBUTION OF SECURITIES

     The 15,000,000 shares of our common stock covered by this prospectus are available for use in connection with acquisitions by us of other businesses, assets or securities. The consideration offered by us in such acquisitions, in addition to any shares of common stock offered by this prospectus, may include cash, certain assets and/or assumption by us of liabilities of the businesses, assets or securities being acquired. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets or securities, along with all other relevant factors. The shares of common stock issued to the owners of the businesses, assets or securities to be acquired normally are valued at a price reasonably related to the market value of such common stock either at the time an agreement is reached regarding the terms of the acquisition or upon delivery of the shares.

     We may also permit individuals or entities who have received or will receive shares of our common stock in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover their resale of such shares. See “Selling Stockholders,” as it may be amended or supplemented from time to time, for a list of those individuals or entities who are authorized to use this prospectus to sell their shares of our common stock.

SELLING STOCKHOLDERS

     The selling stockholders listed in any supplement to this prospectus, and any transferees or successors-in-interest to those persons, may from time to time offer and sell, pursuant to this prospectus, some or all of the shares covered by this prospectus.

     Resales by selling stockholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the selling stockholder’s agent in the sale of the shares by such selling stockholder, or the securities firm may purchase shares from the selling stockholders as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on The Nasdaq National Market, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act, and any commission earned by such firm may be deemed to be underwriting discounts or commissions under the Securities Act.

     In connection with resales of the shares sold hereunder, a prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of the selling stockholder, the participating securities firm, if any, the number of shares involved, any material relationship the selling stockholder may have with us or our affiliates, and other details of such resale to the extent appropriate. Information concerning the selling stockholders will be obtained from the selling stockholders.

     Stockholders may also offer shares of stock issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 145(d) under that Act, and stockholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

LEGAL MATTERS

     The validity of the common stock to be offered hereby will be passed upon for us by Hogan & Hartson L.L.P., Denver, Colorado.

EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC under the Securities Act a registration statement on Form S-4. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

     Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the following SEC public reference rooms:

Judiciary Plaza
450 Fifth Street, N.W	500 West Madison Street	233 Broadway
Rm. 1024	14th Floor	13th Floor
Washington, D.C. 20549	Chicago, Illinois 60661	New York, New York 10279

     You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the Nasdaq National Market at 1735 K Street, NW, Washington, DC 20006.

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OR SOLICITING A PURCHASE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

15,000,000 SHARES OF COMMON STOCK

ROYAL GOLD, INC.

PROSPECTUS

_________, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article TENTH of our Restated Certificate of Incorporation, as amended (the “Certificate”), and Article VI of our amended and restated bylaws confer indemnification rights on our officers and directors.

     Section 102 of the Delaware General Corporation Law (the “Delaware Law”) allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware Law or obtained an improper personal benefit. Article TENTH of our Certificate eliminates directors’ personal liability in accordance with such Section 102 of the Delaware Law.

     Section 145 of the Delaware Law authorizes corporations to indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with civil, criminal, administrative, or investigative actions, suits or proceedings to which such persons are parties or threatened to be made parties by reason of their corporate position (other than actions by or in the right of the corporation to procure a judgment in its favor—so called “derivative suits”) if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. With respect to derivative suits, Section 145 prescribes a similar standard of care but limits the available indemnification to expenses (including attorneys’ fees) reasonably incurred in connection with the defense or settlement of such action or suit and further provides that if the derivative suit results in a judgment that the person seeking indemnification is liable to the corporation, no such indemnification is to be made without court approval. Section 145(f) of the Delaware Law also specifically permits corporations to provide their officers, directors, employees and agents with indemnification and advancement of expenses in addition to those specifically required and/or permitted to be provided pursuant to other provisions of Section 145.

     Under the provisions of the Certificate and bylaws, each person who was or is made a party to, or is threatened to be made a party to or is involved in, any action, suit or other legal proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of Royal Gold, or is or was performing services at our request for another entity, including service with respect to employee benefit plans, shall be indemnified to the full extent permitted by Delaware Law as in effect or as it may be amended against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. The rights to indemnification conferred pursuant to the Certificate and bylaws are contract rights and include the right to receive payment for expenses of defending a proceeding prior to its final disposition, provided that if the Delaware Law so requires (and it currently does), such advance payment shall be made only upon receipt by Royal Gold of an undertaking to the effect that all amounts so advanced will be repaid if it is ultimately found that the party who received such amounts is not entitled to be indemnified. The effect of providing that the indemnification rights are contract rights is to permit indemnified individuals to enforce such provisions directly against Royal Gold. In addition, the Certificate and bylaws authorize Royal Gold to provide other permissible indemnification. Finally, the Certificate and bylaws provide that we may maintain insurance to protect ourselves and any of our officers, directors, employees or agents, to the limit of such coverage, against any expense, liability or loss, even if we would not have the power to indemnify such person against such expense, liability or loss under the Delaware Law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	exhibits

Exhibit
Number	Description of Exhibit

5.1	Legal Opinion of Hogan & Hartson, L.L.P.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Hogan & Hartson, L.L.P (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature pages)

(b)	financial statement schedules

     Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.

ITEM 22. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes the following:

     (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on December 29, 2003

ROYAL GOLD, INC.

By:	/s/ Stanley Dempsey

Name:	Stanley Dempsey
Title:	Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Karen Gross his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement and to file the same with all exhibits thereto, and any and all instruments or documents in connection therewith, with the Securities and Exchange Commission, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanley Dempsey Stanley Dempsey	Chairman, Chief Executive Officer & Director	December 29, 2003

/s/ Stefan Wenger Stefan Wenger	Treasurer and Chief Accounting Officer	December 29, 2003

/s/ John W. Goth John W. Goth	Director	December 29, 2003

/s/ Pierre Gousseland Pierre Gousseland	Director	December 29, 2003

/s/ S. Oden Howell, Jr. S. Oden Howell, Jr.	Director	December 29, 2003

/s/ Merritt E. Marcus Merritt E. Marcus	Director	December 29, 2003

/s/ Edwin W. Peiker, Jr. Edwin W. Peiker, Jr.	Director	December 29, 2003

/s/ James W. Stuckert James W. Stuckert	Director	December 29, 2003

/s/ Donald Worth Donald Worth	Director	December 29, 2003

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Legal Opinion of Hogan & Hartson, L.L.P.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Hogan & Hartson, L.L.P (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature pages)